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                                                                   Exhibit 10.10

               ADDENDUM TO AMENDED AND RESTATED STOCK PURCHASE AND
                    ACQUISITION AGREEMENT DATED APRIL 3, 2003

     This addendum ("Addendum"), dated April 3, 2003, modifies and supplements the Amended and Restated Stock Purchase and Acquisition Agreement dated April 3, 2003 (the "Original Agreement") by and among Frontline Communications Corp. ("Frontline"), Proyecciones y Ventas Organizadas, S.A. de C.V. ("Provo"), Ventura Martinez del Rio Requejo ("Requejo") and Ventura Martinez del Rio Arrangoiz ("Arrangoiz").

     In the event of a conflict between the Original Agreement and this Addendum, the terms of this Addendum shall control.

     1. Page 2, Section 1.01 (f) of the Agreement shall be stricken in its entirety and replaced by the following:

          "Conversion Date" shall mean the date which is the later of: (i) the date on which the Series C Preferred and Series D Preferred (as defined below) converts to common stock of the Buyer, in accordance with section 3.03 or (ii) July 18, 2003, or such later date as agreed upon in writing by the Holders of a majority of the Series C Preferred. In the event the Conversion Date is delayed due to the actions or inaction of a third party regulatory or governmental agency, the Conversion Date shall be extended for an additional thirty
          (30) day period.

     2. The Original Agreement, as modified by this Addendum, is hereby ratified and confirmed in all respects, is in full force and effect, and is binding on and enforceable against the parties in accordance with its terms.

     3. This Addendum may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     4.   This Addendum shall be governed by the laws of the State of New York.

                            [SIGNATURE PAGE FOLLOWS]





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     IN WITNESS WHEREOF, each of the parties has caused its duly authorized representative to execute this Amendment on the day and year first above written.

     Frontline Communications Corp.


     By: /s/
     Stephen J. Cole-Hatchard


     By: /s/ Ventura Martinez Del Rio Arrangoiz


     Proyecciones y Ventas Organizadas, S.S. de C.V.


     By:
         /s/ Ventura Martinez del Rio Requejo

         /s/ Ventura Martinez del Rio Arrangoiz